Exhibit 99.1

NEWS

Contact:

John P. Howlett
Vice Chairman Emeritus
Emtec, Inc.
Telephone 908-338-0043
Email johnhowlett@emtecinc.com
Web site www.emtecinc.com

Emtec, Inc. Announces Third Quarter Results
Service and Consulting Growth of 45% versus 3rd quarter of 2010
 Procurement services and bottom line impacted by reduction in Federal buying.

Springfield, NJ, August 1, 2011 – Emtec, Inc. (OTCBB: ETEC) (“Emtec” or the “Company”) announced today the results of its third quarter.

Revenue decreased 16% to $44.9 million for quarter ended May 31, 2011 from $53.5 million in quarter ended May 31, 2010, a decrease of $8.6 million.  Services and consulting revenue grew by 45%, with approximately half of the growth coming from the addition of revenues generated by the Company’s acquisitions.  Gross profit dollars decreased by 3.4% while the gross profit percent improved to 17.4%.  Earnings before interest, taxes, depreciation and amortization expenses (“EBITDA”) was ($313,000) for the quarter ended May 31st, 2011 compared with $676,000 for the quarter ended May 31st, 2010.  Adjusted EBITDA, which is defined by management as net income before interest, taxes, depreciation, amortization, retention bonuses, stock-based compensation, executive recruiting fees, severance, discretionary bonuses and stock warrant expense (“Adjusted EBITDA”), was ($36,000)  for the quarter ended May 31st, 2011 versus $1.2 million for the quarter ended May 31st, 2010. A reconciliation of EBITDA and Adjusted EBITDA to net income (loss) is attached to this press release.

EBITDA and Adjusted EBITDA are key financial metrics used by the Company’s Board of Directors and management to evaluate and measure the Company’s operating performance. These metrics are not in conformity with generally accepted accounting principles (“GAAP”) in the United States of America.  Management’s calculation of EBITDA eliminates the effect of charges primarily associated with financing decisions, tax regulations and capital investments. Adjusted EBITDA also eliminates certain unusual costs and reflects certain changes in the business made by management and includes adjustments which in the opinion of management are necessary to reflect the underlying ongoing operations of the business. Net income (loss) is the most comparable GAAP measure of the Company’s operating results presented in the Company’s consolidated financial statements.  We have made a reconciliation of net income (loss), the most closely comparable GAAP measure, to these non-GAAP measures for the quarters ended May 31st, 2011 and 2010 and discussed these adjustments in this release.  EBITDA and Adjusted EBITDA should not be considered as an alternative to net income (loss) or any other GAAP measure of performance or liquidity, and may not be comparable to other similarly titled measures of other companies.  Management believes that the presentation of EBITDA and Adjusted EBITDA is important to investors because Adjusted EBITDA is used by management to evaluate financial performance and continuing operations and to determine resource allocation for each of our business segments.

“We continue to make a transition to a recurring revenue base and are seizing every additional service opportunity to grow our bottom line.  Typically we start to see Government procurement sales increase in the third quarter, but this did not materialize this year. The services growth was not enough to offset a $1.7 million decrease in gross profit in procurement services and the increased investment we made to support our services growth.  We believe many of our Federal clients were  holding back on orders due to the budget concerns and the debt ceiling.” said Dinesh Desai, Chairman, CEO, and President of Emtec.  “We have seen some signs of the Federal purchasing returning, but it has not been rebounding quickly.  We took steps during the quarter to reduce our costs permanently and right size many of our business units.  We believe these steps combined with our services growth will provide for more stability in our profits in the future. Additionally, we are continuing to invest in our platform for services growth.”

About Emtec:

Emtec, Inc. established in 1964, provides information technology (“IT”) services and products to the federal, state and local government, education and commercial markets. Emtec helps clients identify and prioritize areas for improvement and then implement process, technology and business application improvements that reduce costs improve service and align the delivery of IT with the needs of their organizations. Emtec’s market leading value based management methods, coupled with best-in-class IT technology, consulting and development services, allow us to address a wide range of specific client needs, as well as to support broader IT transformation initiatives.  Emtec's service capabilities span the USA, Canada and countries around the globe. For more information visit: www.emtecinc.com.

Certain statements in this document constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The Company’s future operating results are dependent upon many factors, including but not limited to: (i) the Company’s ability to obtain sufficient capital or a strategic business arrangement to fund its plan of operations when needed; (ii) the Company’s ability to build the management and human resources and infrastructure necessary to support the growth of its business; (iii) competitive factors and developments beyond the Company’s control; and (iv) other risk factors discussed in the Company’s periodic filings with the Securities and Exchange Commission which are available for review at www.sec.gov under “Search for Company Filings.”   We undertake no obligation to publicly update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, or changes to future results over time.

EMTEC, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands)

	Three Months Ended May 31,		Nine Months Ended May 31,
	2011	2010	2011	2010
Revenues
Procurement services	$24,652	$39,536	$113,389	$122,193
Service and consulting	20,207	13,970	54,469	40,994
Total Revenues	44,859	53,506	167,858	163,187

Cost of Sales
Cost of procurement services	21,980	35,140	101,742	109,348
Service and consulting	15,072	10,285	40,013	29,310
Total Cost of Sales	37,052	45,425	141,755	138,658

Gross Profit
Procurement services	2,672	4,396	11,647	12,845
Procurement services %	10.8%	11.1%	10.3%	10.5%

Service and consulting	5,135	3,685	14,456	11,684
Service and consulting %	25.4%	26.4%	26.5%	28.5%

Total Gross Profit	7,807	8,081	26,103	24,529
Total Gross Profit %	17.4%	15.1%	15.6%	15.0%

Operating expenses:
Selling, general, and administrative expenses	8,025	7,287	24,195	21,043
Stock-based compensation	144	118	437	392
Warrant liability adjustment	(49)	-	(478)	-
Depreciation and amortization	856	551	2,296	1,718
Total operating expenses	8,976	7,956	26,450	23,153
Percent of revenues	20.0%	14.9%	15.8%	14.2%

Operating income (loss)	(1,169)	125	(347)	1,376
Percent of revenues	-2.6%	0.2%	-0.2%	0.8%

Other expense (income):
Interest income – other	(7)	(3)	(14)	(18)
Interest expense	184	124	521	428
Other	(2)	(4)	14	(12)

Income (loss) before income expense (benefit)	(1,344)	8	(868)	978
Income tax expense (benefit)	(532)	43	(355)	456
Net income (loss)	$(812)	$(35)	$(513)	$522

EMTEC, INC.
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
(In thousands)

	Three Months Ended May 31,		Nine Months Ended May 31,
	2011	2010	2011	2010
Net income (loss)	$(812)	$(35)	$(513)	$522
Interest and other expense (income):	175	117	521	398
Provision (benefit) for income taxes	(532)	43	(355)	456
Depreciation and amortization	856	551	2,296	1,718
EBITDA	(313)	676	1,949	3,094

Retention bonuses (1)	129	284	129	374
Stock based compensation	144	118	437	392
Executive recruiting (2)	3	-	127	101
Severance	50	148	109	179
Discretionary bonus (3)	-	-	-	181
Warrant liability adjustment (4)	(49)	-	(478)	-
Total Adjustments (5)	277	550	325	1,226
Adjusted EBITDA	$(36)	$1,226	$2,274	$4,320

1)  Expenses associated with retention bonuses which were agreed to in connection with the closing of the Company's acquisition of Luceo.
2) Reflects executive recruiting fees incurred in connection with a management launched search for a senior executive in 2009. Management made a one-time decision to invest in the business by hiring new senior executives to grow the business in 2010 and thereafter.
3) Discretionary bonuses paid to the executive management team in December 2009.
4) Stock warrants issued to our majority stockholder during the year ended August 31, 2010.  The stock warrants will continue to be “marked-to-market” each reporting period.
5) In addition to the adjustments described above, the Company has not made an adjustment for merger and acquisition related costs because the Company believes that it may incur similar costs in future periods.  The company recorded merger and acquisition related costs of $70,000 and $24,000 for the three month periods ended May 31, 2011 and 2010, respectively, and $354,000 and $118,000 for the nine month periods ended May 31, 2011 and 2010, respectively.  Effective September 1, 2009, the Company adopted the new standard for accounting for business combinations in accordance with ASC 805 "Business Combinations."

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